UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 17, 2005

AETRIUM INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota	0-22166	41-1439182

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2350 Helen Street
North St. Paul, Minnesota		55109

(Address of Principal Executive Offices)		(Zip Code)
(651) 770-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
     On August 17, 2005, the Compensation Committee of the Board of Directors of Aetrium Incorporated granted options for the following numbers of shares of Company common stock to the Company’s named executive officers:

Joseph C. Levesque	75,000
Douglas L. Hemer	25,000
Keith E. Williams	20,000
Daniel M. Koch	20,000
John J. Pollock	20,000
     Also on August 17, 2005, the Board of Directors of the Company granted options for the following numbers of shares of Company common stock to the following directors of the Company:

Darnell L. Boehm	15,000
Terrence W. Glarner	15,000
Andrew J. Greenshields	15,000
     All of the above officers and directors of the Company will enter into Aetrium’s standard form of individual option agreement. All of the options granted have an exercise price of $3.125 per share, the fair market value on the date of grant. All of the options are fully vested and exercisable as of August 17, 2005, and will expire in five years. All of the options were granted under the Company’s 2003 Stock Incentive Plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETRIUM INCORPORATED
By:	/s/ Douglas L. Hemer
Douglas L. Hemer
Chief Administrative Officer and Secretary

Dated: August 17, 2005